EXHIBIT 99.1


                               CONTINUATION SHEET
                               ------------------


(1) All of the securities disclosed in Table I of this Form 4 are owned by Warburg Pincus Private Equity VIII, L.P. ("WP VIII"). The sole general partner of WP VIII is Warburg Pincus Partners LLC, a New York limited liability company ("WPP LLC"). Warburg Pincus & Co., a New York general partnership ("WP") is the managing member of WPP LLC. Warburg Pincus LLC, a New York limited liability company ("WP LLC"), manages WP VIII. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), WP, WPP LLC and WP LLC may be deemed to be the beneficial owners of the securities beneficially owned by WP VIII. WP, WPP LLC and WP LLC each disclaim beneficial ownership of all such securities, except to the extent of any indirect pecuniary interest therein. William H. Janeway and Jeffrey A. Harris, became directors of ScanSoft, Inc. (the issuer) on April 8, 2004 and September 15, 2005, respectively. Mr. Janeway is a partner of WP and Vice Chairman of WP LLC. Mr. Harris is a partner of WP and a Managing Director of WP LLC. As such, Mr. Janeway and Mr. Harris may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the securities beneficially owned by WP VIII, WPP LLC, WP LLC and WP. Mr. Janeway and Mr. Harris disclaim beneficial ownership of all such securities, except to the extent of any indirect pecuniary interest therein.
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Designated Filer:         Warburg Pincus Private Equity VIII, L.P.
Issuer & Ticker Symbol:   ScanSoft, Inc.  (SSFT)
Date of Event Requiring Statement:  September 15, 2005

1.   Name:     Warburg Pincus & Co.
     Address:  466 Lexington Avenue
               New York, New York 10017

2.   Name:     Warburg Pincus LLC
     Address:  c/o Warburg Pincus & Co. 466
               Lexington Avenue
               New York, New York  10017

3.   Name:     Warburg Pincus Partners LLC
     Address:  c/o Warburg Pincus & Co.
               466 Lexington Avenue
               New York, New York  10017

4.   Name:     William H. Janeway (Director)
     Address:  c/o Warburg Pincus & Co.
               466 Lexington Avenue
               New York, New York  10017

5.   Name:     Jeffrey A. Harris (Director)
     Address:  c/o Warburg Pincus & Co.
               466 Lexington Avenue
               New York, New York  10017


                       WARBURG PINCUS & CO.

                       By: /s/ Scott A. Arenare               September 19, 2005
                           ------------------------------     ------------------
                           Name:  Scott A. Arenare                   Date
                           Title: Partner


                       WARBURG PINCUS LLC

                       By: /s/ Scott A. Arenare               September 19, 2005
                           ------------------------------     ------------------
                           Name:  Scott A. Arenare                   Date
                           Title: Managing Director


                       WARBURG PINCUS PARTNERS LLC

                       By: /s/ Scott A. Arenare               September 19, 2005
                           ------------------------------     ------------------
                           Name:  Scott A. Arenare                   Date
                           Title: Managing Director


                       /s/ William H. Janeway                 September 19, 2005
                       ------------------------------         ------------------
                       Name:  William H. Janeway                     Date


                       /s/ Jeffrey A. Harris                  September 19, 2005
                       ------------------------------         ------------------
                       Name:  Jeffrey A. Harris                      Date